Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 3rd Quarter 2018 Results
Denver, Colorado, November 7, 2018 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2018.
Third quarter 2018 financial results - from continuing operations:

•	Consolidated revenues of $2,847 million.

•	Operating income of $289 million, including notable charges totaling $93 million.

•	Cash flow of $362 million and free cash flow of $226 million.

Net income (loss):	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(dollars in millions, except per share data)
Attributable to DaVita Inc.:
Net income from continuing operations	$73	$153	$464	$745
Per share	$0.44	$0.80	$2.66	$3.85
Adjusted net income from continuing operations(1)	$93	$162	$467	$465
Per share adjusted(1)	$0.56	$0.85	$2.68	$2.40
Net (loss) income	$(137)	$(214)	$309	$360
Per share	$(0.82)	$(1.12)	$1.77	$1.86

Operating income:	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(dollars in millions)
Operating income	$289	$395	$1,138	$1,662
Adjusted operating income(1)	$314	$404	$1,143	$1,185

(1)	For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” below.
Current items impacting operating income:
Advocacy costs: During the three months ended September 30, 2018, we incurred advocacy costs of $45 million in countering union policy efforts, including ballot initiatives. These costs are included in the U.S. dialysis and related lab services segment in general and administrative expenses.

Equity compensation: During the third quarter of 2018, the Company adopted a retirement policy which applies to outstanding equity awards which resulted in additional stock-based compensation expense in the quarter of $23 million related to modification charges and net acceleration of expense. This expense is included in the corporate administrative support segment.
Non-GAAP adjustments to operating income:
Restructuring charges: In connection with our planned transition of our pharmacy business' customer service and fulfillment functions to third parties and the winding down of our distribution operation, we recognized restructuring charges of $11 million in the third quarter of 2018, which are included in general and administrative expense, as well as additional asset impairment charges of $6 million during the third quarter of 2018.
APAC JV goodwill impairment charge: During the third quarter of 2018 we also recognized a reduction in equity earnings of $6 million as a result of goodwill impairment charges recognized by our Asia Pacific joint venture (APAC JV).

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(dollars in millions)
Impairment charges	$12	$6	$26	$56
Restructuring charges	11	3	11	3
Gain on settlement, net	—	—	—	(530)
Loss (gain) on changes in ownership interests, net	2	—	(32)	(6)
Proposition 8: Proposition 8, a California statewide ballot initiative, was proposed by the Service Employees International Union - United Healthcare Workers West and sought to limit the amount of revenue dialysis providers can retain from caring for commercial patients by requiring rebates to insurers and taking into account only a portion of the costs incurred by dialysis providers. Proposition 8 was not approved in the November 2018 election.
Pending sale of DMG: As previously announced in December 2017, we entered into an agreement to sell our DaVita Medical Group (DMG) division to Optum, a subsidiary of UnitedHealth Group Inc. The transaction is subject to receipt of required regulatory approvals and other customary closing conditions. As a result, the DMG business is classified as held for sale and its results of operations are reported as discontinued operations for all periods presented. During the third quarter of 2018, we recorded a $216 million charge on our DMG business which included a $98 million valuation adjustment and $118 million in related tax expense on this held for sale business based on an updated assessment of fair value, which includes inputs such as the transaction itself, risks and timing, and performance of the business.
Financial and operating metrics include:

Cash flow:	Three months ended September 30,		Twelve months ended September 30,
	2018	2017	2018	2017
	(dollars in millions)
Operating cash flow	$458	$553	$1,727	$2,050
Operating cash flow from continuing operations	$362	$355	$1,460	$1,701
Free cash flow from continuing operations	$226	$221	$908	$1,182
Volume: Total U.S. dialysis treatments for the third quarter of 2018 were 7,377,277, or 94,580 treatments per day, representing a per day increase of 4.0% over the third quarter of 2017. Normalized non-acquired treatment growth in the third quarter of 2018 as compared to the third quarter of 2017 was 3.3%.
Effective income tax rate: Our effective income tax rate on income from continuing operations was 31.1% and 26.2% for the three and nine months ended September 30, 2018. These effective income tax rates are impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate on income from continuing operations attributable to DaVita Inc. was 41.4% and 30.8% for the three and nine months ended September 30, 2018, respectively.
Our effective income tax rate on income from continuing operations for the three and nine months ended September 30, 2018 was impacted by the impairment charges, net loss (gain) on business ownership changes and restructuring charges related to our pharmacy business. Excluding these items from their respective periods, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. for the three and nine months ended September 30, 2018 would have been 38.0% and 30.9%, respectively. Our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. was impacted during these periods by the non-deductible advocacy costs and additional non-deductible expenses related to the Tax Cuts and Jobs Act of 2017, partially offset by the return to provision adjustments.
Center activity: As of September 30, 2018, we provided dialysis services to a total of approximately 226,000 patients at 2,876 outpatient dialysis centers, of which 2,625 centers were located in the United States and 251 centers were located in 10 countries outside of the United States. During the third quarter of 2018, we opened a total of 47 new dialysis centers, acquired three dialysis centers, and closed five centers in the United States. We also closed two dialysis centers outside of the United States.
Share repurchases: During the quarter ended September 30, 2018, we repurchased a total of 4,849,051 shares of our common stock for approximately $344 million at an average price of $70.86 per share. We have not repurchased any shares of our common stock subsequent to September 30, 2018. As of November 5, 2018, we have repurchased a total of 16,844,067 shares of our common stock for approximately $1,154 million at an average price of $68.48 per share during 2018.
On July 11, 2018, our Board of Directors approved an additional share repurchase authorization in the amount of approximately $1,390 million. This authorization was in addition to the approximately $110 million remaining at that time under our Board of Directors' prior share repurchase authorization approved in October 2017. As of November 5, 2018, we have a total of approximately $1,356 million in outstanding Board repurchase authorizations remaining under our stock repurchase program. These share repurchase authorizations have no expiration dates.
Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for Kidney Care consolidated operating income or effective income tax rate on income from continuing operations on a GAAP basis nor a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. The following non-GAAP financial measures do not include certain items, including goodwill and other asset impairment charges, restructuring charges, gain (loss) on ownership changes and foreign currency fluctuations.

•	We now expect our Kidney Care adjusted consolidated operating income for 2018 to be in the range of $1.5 billion to $1.525 billion.
Our previous guidance for our Kidney Care adjusted consolidated operating income for 2018 was in the range of $1.5 billion to $1.6 billion.

•	We still expect our operating cash flow from continuing operations for 2018 to be in the range of $1.4 billion to $1.6 billion.

•	We now expect our 2018 effective income tax rate on income from continuing operations attributable to DaVita Inc. to be approximately 30.5% to 31.5%.
Our previous guidance for our 2018 effective income tax rate on income from continuing operations attributable to DaVita Inc. was approximately 28.5% to 29.5%.
We will be holding a conference call to discuss our results for the third quarter ended September 30, 2018 on November 7, 2018 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities, and the effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flow from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and development activities and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
Reconciliations of the non-GAAP measures presented herein to their most comparable GAAP measures are included at Notes 2, 3, 4 and 5 at the end of this press release.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2018 Kidney Care adjusted consolidated operating income, our 2018 operating cash flows from continuing operations, our 2018 effective income tax rate on income from continuing operations attributable to DaVita Inc., our expected costs associated with countering union policy efforts, including ballot initiatives, our expectations regarding the pending DMG sale transaction, our expectations related to our stock repurchase program, and uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q and the other risks discussed in our subsequent reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation or ballot or other initiatives, including healthcare-related and labor-related legislation, regulation or ballot or other initiatives;

•
the impact of the changing political environment and related developments on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	uncertainties related to the impact of federal tax reform legislation;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•
legal compliance risks, such as our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent restructurings;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
noncompliance by us or our business associates with any privacy laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs, and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position, borrowing capacity and leverage ratios, and legal, regulatory and contractual requirements;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions of the DMG sale transaction and continued disruption in connection with the DMG sale transaction making it more difficult to maintain business and operational relationships;

•	risks and uncertainties related to our ability to complete the DMG sale transaction on the terms set forth in the equity purchase agreement or at all;

•	uncertainties related to our liquidity following the close of the DMG sale transaction and our planned subsequent entry into new external financing arrangements, which may be less than we anticipate;

•
uncertainties related to our use of the proceeds from the DMG sale transaction and other available funds, including external financing and cash flow from operations, which may be used in ways that may not improve our results of operations or enhance the value of our common stock;

•	risks related to certain contractual restrictions on the conduct of DMG’s business while the DMG sale transaction is pending and certain post-closing contractual obligations;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that any reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health plans DMG serves or healthcare services that DMG provides could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Dialysis and related lab patient service revenues	$2,670,701	$2,561,543	$7,980,178	$7,478,938
Provision for uncollectible accounts	(11,977)	(119,321)	(35,838)	(335,979)
Net dialysis and related lab patient service revenues	2,658,724	2,442,222	7,944,340	7,142,959
Other revenues	188,606	322,849	639,387	952,762
Total revenues	2,847,330	2,765,071	8,583,727	8,095,721
Operating expenses and charges:
Patient care costs and other costs	2,063,770	1,951,609	6,168,444	5,698,318
General and administrative	336,299	272,911	866,922	798,602
Depreciation and amortization	146,000	142,634	435,878	415,544
Equity investment loss (income)	3,824	5,308	(6,126)	5,456
Provision for uncollectible accounts	800	(2,685)	(7,300)	(1,381)
Investment and other asset impairments	6,093	—	17,338	15,168
Goodwill impairment charges	—	—	3,106	34,696
Loss (gain) on changes in ownership interests, net	1,506	—	(32,451)	(6,273)
Gain on settlement, net	—	—	—	(526,827)
Total operating expenses and charges	2,558,292	2,369,777	7,445,811	6,433,303
Operating income	289,038	395,294	1,137,916	1,662,418
Debt expense	(125,927)	(109,306)	(359,135)	(321,637)
Other income, net	4,007	3,396	10,583	12,180
Income from continuing operations before income taxes	167,118	289,384	789,364	1,352,961
Income tax expense	52,047	90,546	206,652	474,126
Net income from continuing operations	115,071	198,838	582,712	878,835
Net loss from discontinued operations, net of tax	(211,739)	(370,872)	(147,829)	(388,959)
Net (loss) income	(96,668)	(172,034)	434,883	489,876
Less: Net income attributable to noncontrolling interests	(40,128)	(42,442)	(125,717)	(129,654)
Net (loss) income attributable to DaVita Inc.	$(136,796)	$(214,476)	$309,166	$360,222
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$0.44	$0.81	$2.69	$3.91
Basic net (loss) income per share	$(0.82)	$(1.14)	$1.79	$1.89
Diluted net income from continuing operations per share	$0.44	$0.80	$2.66	$3.85
Diluted net (loss) income per share	$(0.82)	$(1.12)	$1.77	$1.86
Weighted average shares for earnings per share:
Basic	166,770,664	188,883,922	172,403,944	190,770,165
Diluted	167,262,358	191,408,117	174,348,421	193,546,245
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$73,371	$152,870	$463,989	$745,067
Net loss from discontinued operations	(210,167)	(367,346)	(154,823)	(384,845)
Net (loss) income attributable to DaVita Inc.	$(136,796)	$(214,476)	$309,166	$360,222

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(96,668)	$(172,034)	$434,883	$489,876
Other comprehensive (loss) income, net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses) on interest rate cap agreements	37	(478)	819	(5,479)
Reclassifications of net realized gains on interest rate cap agreements into net (loss) income	1,606	1,265	4,680	3,793
Unrealized gains on investments:
Unrealized gains on investments	—	863	—	3,478
Reclassification of net investment realized gains into net (loss) income	—	(9)	—	(221)
Unrealized (losses) gains on foreign currency translation:
Foreign currency translation adjustments	(8,827)	29,143	(39,475)	91,546
Other comprehensive (loss) income	(7,184)	30,784	(33,976)	93,117
Total comprehensive (loss) income	(103,852)	(141,250)	400,907	582,993
Less: Comprehensive income attributable to noncontrolling interests	(40,128)	(42,442)	(125,717)	(129,652)
Comprehensive (loss) income attributable to DaVita Inc.	$(143,980)	$(183,692)	$275,190	$453,341

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$434,883	$489,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	435,878	593,527
Impairment charges	20,444	701,523
Stock-based compensation expense	59,605	28,478
Deferred income taxes	200,056	(132,781)
Equity investment loss, net	8,611	19,071
Gain on sales of business interests, net	(57,547)	(23,402)
Other non-cash charges, net	164,856	41,703
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(74,622)	(146,024)
Inventories	88,355	14,272
Other receivables and other current assets	(757)	(43,556)
Other long-term assets	2,142	(13,831)
Accounts payable	(12,800)	18,595
Accrued compensation and benefits	40,225	(60,063)
Other current liabilities	45,624	39,445
Income taxes	21,749	22,669
Other long-term liabilities	5,546	18,648
Net cash provided by operating activities	1,382,248	1,568,150
Cash flows from investing activities:
Additions of property and equipment	(705,659)	(639,829)
Acquisitions	(113,526)	(726,538)
Proceeds from asset and business sales	135,268	92,529
Purchase of investments available for sale	(5,791)	(9,882)
Purchase of investments held-to-maturity	(3,728)	(223,482)
Proceeds from sale of investments available for sale	8,783	5,822
Proceeds from investments held-to-maturity	32,628	398,765
Purchase of equity investments	(12,874)	(3,014)
Distributions received on equity investments	3,580	80
Net cash used in investing activities	(661,319)	(1,105,549)

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2018	2017
Cash flows from financing activities:
Borrowings	41,674,279	38,160,821
Payments on long-term debt and other financing costs	(40,828,443)	(38,269,284)
Purchase of treasury stock	(1,161,511)	(321,411)
Stock award exercises and other share issuances, net	8,803	15,781
Distributions to noncontrolling interests	(139,673)	(165,463)
Contributions from noncontrolling interests	43,179	51,156
Proceeds from sales of additional noncontrolling interests	15	—
Purchases of noncontrolling interests	(19,988)	(1,432)
Net cash used in financing activities	(423,339)	(529,832)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,790)	5,449
Net increase (decrease) in cash, cash equivalents and restricted cash	291,800	(61,782)
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	270,565	82,694
Net increase (decrease) in cash, cash equivalents and restricted cash from continuing operations	21,235	(144,476)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	518,920	683,463
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$540,155	$538,987

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$448,215	$508,234
Restricted cash and equivalents	91,940	10,686
Short-term investments	4,730	32,830
Accounts receivable, net	1,847,086	1,714,750
Inventories	91,102	181,799
Other receivables	383,783	372,919
Income tax receivable	26,002	49,440
Prepaid and other current assets	88,857	112,058
Current assets held for sale, net	5,947,786	5,761,642
Total current assets	8,929,501	8,744,358
Property and equipment, net of accumulated depreciation of $3,454,107 and $3,103,662	3,275,636	3,149,213
Intangible assets, net of accumulated amortization of $225,862 and $356,774	97,609	113,827
Equity method and other investments	240,820	245,534
Long-term investments	35,047	37,695
Other long-term assets	76,517	47,287
Goodwill	6,702,659	6,610,279
	$19,357,789	$18,948,193
LIABILITIES AND EQUITY
Accounts payable	$458,927	$509,116
Other liabilities	560,692	552,662
Accrued compensation and benefits	631,799	616,116
Current portion of long-term debt	1,784,065	178,213
Current liabilities held for sale	1,419,621	1,185,070
Total current liabilities	4,855,104	3,041,177
Long-term debt	8,440,673	9,158,018
Other long-term liabilities	452,445	365,325
Deferred income taxes	515,893	486,247
Total liabilities	14,264,115	13,050,767
Commitments and contingencies:
Noncontrolling interests subject to put provisions	1,064,412	1,011,360
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 182,828,547 and 182,462,278 shares issued and 165,984,480 and 182,462,278 shares outstanding, respectively)	183	182
Additional paid-in capital	1,055,839	1,042,899
Retained earnings	3,951,247	3,633,713
Treasury stock (16,844,067 and zero shares, respectively)	(1,153,511)	—
Accumulated other comprehensive (loss) income	(29,109)	13,235
Total DaVita Inc. shareholders' equity	3,824,649	4,690,029
Noncontrolling interests not subject to put provisions	204,613	196,037
Total equity	4,029,262	4,886,066
	$19,357,789	$18,948,193

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017 (1)
1. Consolidated Financial Results:
Consolidated revenues(2)	$2,847	$2,887	$2,765	$8,584
Operating income	$289	$438	$395	$1,138
Adjusted operating income excluding certain items(3)	$314	$419	$404	$1,143
Operating income margin	10.2%	15.2%	14.3%	13.3%
Adjusted operating income margin excluding certain items(3) (7)	11.0%	14.5%	14.6%	13.3%
Net income from continuing operations attributable to DaVita Inc.	$73	$200	$153	$464
Adjusted net income from continuing operations attributable to DaVita Inc. excluding certain items(3)	$93	$183	$162	$467
Diluted net income from continuing operations per share attributable to DaVita Inc.	$0.44	$1.15	$0.80	$2.66
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc. excluding certain items (3)	$0.56	$1.05	$0.85	$2.68

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated revenues(4)	11.8%	9.1%	9.9%	10.1%
Effective income tax rate on income from continuing operations	31.1%	26.2%	31.3%	26.2%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(3)	41.4%	29.5%	37.2%	30.8%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(3)	38.0%	30.7%	35.9%	30.9%

3. Summary of Division Financial Results:
Revenues(2)
Kidney Care:
U.S. dialysis and related lab patient services and other	$2,577	$2,588	$2,370	$7,703
Other—Ancillary services and strategic initiatives
U.S. other	191	221	323	649
International dialysis patient service and other	113	107	91	324
	304	328	414	972
Eliminations	(34)	(29)	(19)	(92)
Total consolidated revenues	$2,847	$2,887	$2,765	$8,584

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017 (1)
3. Summary of Division Financial Results: (continued)
Operating income (loss)
Kidney Care:
U.S. dialysis and related lab services	$390	$449	$443	$1,273
Other—Ancillary services and strategic initiatives
U.S.	(50)	4	(19)	(51)
International	(10)	(1)	(17)	(13)
	(60)	3	(37)	(64)
Corporate administrative support	(41)	(14)	(11)	(71)
Total consolidated operating income	$289	$438	$395	$1,138

4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:(2)
Net dialysis and related lab patient service revenues	$2,572	$2,583	$2,366	$7,688
Other revenues	5	5	5	15
Total operating revenues	2,577	2,588	2,370	7,703
Operating expenses:
Patient care costs	1,819	1,810	1,607	5,408
General and administrative	233	196	197	626
Depreciation and amortization	139	138	132	412
Equity investment income	(4)	(6)	(8)	(15)
Total operating expenses	2,187	2,139	1,928	6,430
Segment operating income	$390	$449	$443	$1,273

5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,377,277	7,331,590	7,186,280	21,882,892
Number of treatment days	78.0	78.0	79.0	233.5
Treatments per day	94,580	93,995	90,966	93,717
Per day year over year increase	4.0%	4.2%	4.3%	4.3%
Normalized non-acquired treatment growth year over year	3.3%	3.4%	3.3%
Operating net revenues(2)
Dialysis and related lab services net revenue per treatment	$348.62	$352.37	$329.19	$351.33
Revenue per treatment changes from previous quarter	(1.1)%	(0.2)%	(0.2)%
Revenue per treatment changes from previous year	5.9%	6.8%	(2.2)%	6.3%
Percent of consolidated revenues	89.6%	89.0%	85.2%	89.0%

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017 (1)
5. U.S. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating net revenues	70.6%	69.9%	67.8%	70.2%
Per treatment	$246.55	$246.90	$223.58	$247.15
Per treatment changes from previous quarter	(0.1)%	(0.5)%	0.8%
Per treatment changes from previous year	10.3%	11.3%	(1.6)%	10.2%
General and administrative expenses
Percent of total segment operating net revenues	9.1%	7.6%	8.3%	8.1%
Per treatment	$31.64	$26.80	$27.36	$28.59
Per treatment changes from previous quarter	18.1%	(1.8)%	1.9%
Per treatment changes from previous year	15.6%	(0.2)%	—%	4.8%
Accounts receivable
Net receivables	$1,643	$1,646	$1,532
DSO	59	59	60

6. Discontinued Operations
Operating results
Net revenues(2)	$1,253	$1,252	$1,178	$3,733
Expenses	1,261	1,193	1,165	3,680
Goodwill impairment charges	—	—	601	—
Valuation adjustment	98	—	—	98
(Loss) income from discontinued operations before taxes	(106)	60	(587)	(45)
Income tax expense (benefit)	106	(10)	(216)	103
Net (loss) income from discontinued operations, net of tax	$(212)	$70	$(371)	$(148)

7. Cash Flow:
Operating cash flow	$458	$562	$553	$1,382
Operating cash flow from continuing operations	$362	$606	$355	$1,174
Operating cash flow from continuing operations, last twelve months	$1,460	$1,454	$1,701
Free cash flow from continuing operations(3)	$226	$470	$221	$758
Free cash flow from continuing operations, last twelve months(3)	$908	$902	$1,182
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$90	$87	$85	$276
Development and relocations	$130	$132	$131	$364
Acquisition expenditures	$22	$73	$30	$111
Proceeds from sale of self-developed properties	$7	$8	$2	$33

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017 (1)
8. Debt and Capital Structure:
Total debt(5)(6)	$10,278	$10,002	$9,132
Net debt, net of cash and cash equivalents(5)(6)	$9,830	$9,613	$8,603
Leverage ratio (see calculation on page 16)	4.29x	3.99x	3.45x
Overall weighted average effective interest rate during the quarter	4.93%	4.91%	4.77%
Overall weighted average effective interest rate at end of the quarter	5.03%	4.99%	4.78%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	4.80%	4.72%	4.22%
Fixed and economically fixed interest rates as a percentage of total debt	47%	49%	53%
Fixed and economically fixed interest rates, including interest rate cap agreements, as a percentage of total debt	81%	84%	92%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
As a result of the pending sale of DMG announced in December 2017, the DMG business has been classified as held for sale and its results of operations are presented as discontinued operations for all periods presented.

(2)
On January 1, 2018, the Company adopted FASB Accounting Standards Codification Topic 606 Revenue from Contracts with Customers using the cumulative effect method for those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning on and after January 1, 2018 are presented under Topic 606, while prior period amounts continue to be reported in accordance with our historical accounting under Revenue Recognition (Topic 605).

(3)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(4)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as restructuring charges and advocacy costs for the three and nine months ended September 30, 2018.

(5)
The reported balance sheet amounts at September 30, 2018, June 30, 2018, and September 30, 2017, exclude $53.6 million, $57.9 million and $67.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for all periods presented.

(6)	The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, for all periods presented.

(7)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended September 30, 2018
Net income attributable to DaVita Inc.	$612,562
Income taxes	(7,200)
Interest expense	430,674
Depreciation and amortization	619,836
Impairment charges	300,510
Noncontrolling interests and equity investment income, net	175,470
Stock-settled stock-based compensation	66,057
Loss (gain) on changes in ownership interest, net	(57,547)
Other	125,583
“Consolidated EBITDA”	$2,265,945

September 30, 2018
Total debt, excluding debt discount and other deferred financing costs of $53.6 million	$10,314,797
Letters of credit issued	37,187
10,351,984
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(625,427)
Consolidated net debt	$9,726,557
Last twelve months “Consolidated EBITDA”	$2,265,945
Leverage ratio	4.29x
In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of September 30, 2018. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands, except for per share data)

The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures. For more information on the nature, purposes and limitations of these non-GAAP measures, see our “Note on Non-GAAP Financial Measures” on page 4.

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended			Nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income from continuing operations attributable to DaVita Inc.	$73,371	$199,603	$152,870	$463,989	$745,067
Goodwill impairment charges	—	3,106	—	3,106	34,696
Equity investment loss related to APAC JV goodwill impairments	5,995	—	6,293	5,995	6,293
Impairment of other assets	6,093	11,245	—	17,338	15,168
Restructuring charges	11,366	—	1,700	11,366	1,700
Equity investment loss related to restructuring charges	—	—	1,000	—	1,000
Gain on settlement, net	—	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	—	(2,677)
Loss (gain) on changes in ownership interests, net	1,506	(33,957)	—	(32,451)	(6,273)
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	—	—	(9,865)
Gain on settlement, net	—	—	—	—	24,029
Related income tax	(5,190)	2,652	(76)	(2,538)	182,236
Adjusted net income from continuing operations attributable to DaVita Inc.	$93,141	$182,649	$161,787	$466,805	$464,547
Diluted net income from continuing operations per share attributable to DaVita Inc.	$0.44	$1.15	$0.80	$2.66	$3.85
Goodwill impairment charges	—	0.02	—	0.02	0.18
Equity investment loss related to APAC JV goodwill impairment	0.04	—	0.03	0.03	0.03
Impairment of other assets	0.04	0.06	—	0.10	0.08
Restructuring charges	0.07	—	0.01	0.07	0.01
Equity investment loss related to restructuring charges	—	—	0.01	—	0.01
Gain on settlement, net	—	—	—	—	(2.72)
Equity investment income related to gain on settlement	—	—	—	—	(0.01)
Loss (gain) on changes in ownership interests	0.01	(0.20)	—	(0.19)	(0.03)
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	—	—	(0.05)
Gain on settlement, net	—	—	—	—	0.12
Related income tax	(0.03)	0.02	—	(0.01)	0.94
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$0.56	$1.05	$0.85	$2.68	$2.40
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 3:    Adjusted operating income

	Three months ended			Nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Consolidated:
Operating income	$289,038	$438,192	$395,294	$1,137,916	$1,662,418
Goodwill impairment charges	—	3,106	—	3,106	34,696
Equity investment loss related to APAC JV goodwill impairments	5,995	—	6,293	5,995	6,293
Impairment of other assets	6,093	11,245	—	17,338	15,168
Restructuring charges	11,366	—	1,700	11,366	1,700
Equity investment loss related to restructuring charges	—	—	1,000	—	1,000
Gain on settlement, net	—	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	—	(2,677)
Loss (gain) on changes in ownership interests, net	1,506	(33,957)	—	(32,451)	(6,273)
Adjusted operating income	$313,998	$418,586	$404,287	$1,143,270	$1,185,498

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

	Three months ended			Nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Consolidated:
U.S. dialysis and related lab services:
Segment operating income	$390,006	$449,443	$442,777	$1,272,828	$1,837,989
Gain on settlement, net	—	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	—	(2,677)
Adjusted U.S. dialysis and related lab services operating income	390,006	449,443	442,777	1,272,828	1,308,485
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating (loss) income	(50,170)	3,953	(19,245)	(51,403)	(107,817)
Goodwill impairment charges	—	—	—	—	34,696
Impairment of other assets	6,093	11,245	—	17,338	15,168
Restructuring charges	11,366	—	—	11,366	—
Loss (gain) on changes in ownership interests	1,506	(35,205)	—	(33,699)	—
Adjusted operating loss	(31,205)	(20,007)	(19,245)	(56,398)	(57,953)
International
Segment operating loss	(9,963)	(1,138)	(17,273)	(12,904)	(35,166)
Goodwill impairment charge	—	3,106	—	3,106	—
Equity investment loss related to APAC JV goodwill impairment	5,995	—	6,293	5,995	6,293
Restructuring charges	—	—	1,700	—	1,700
Equity investment loss related to restructuring charges	—	—	1,000	—	1,000
Loss (gain) on changes in ownership interests	—	1,248	—	1,248	(6,273)
Adjusted operating (loss) income	(3,967)	3,216	(8,279)	(2,555)	(32,446)
Adjusted Other - Ancillary services and strategic initiatives operating loss	(35,172)	(16,791)	(27,524)	(58,952)	(90,399)
Corporate administrative support:
Segment operating loss	(40,836)	(14,066)	(10,965)	(70,605)	(32,587)
Adjusted operating income	$313,998	$418,586	$404,287	$1,143,270	$1,185,498
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates and adjusted effective income tax rates
The effective income tax rate on income from continuing operations and on income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017
Income from continuing operations before income taxes	$167,118	$320,494	$289,384	$789,364
Income tax expense	$52,047	$83,868	$90,546	$206,652
Effective income tax rate on income from continuing operations	31.1%	26.2%	31.3%	26.2%

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017
Income from continuing operations before income taxes	$167,118	$320,494	$289,384	$789,364
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,880)	(37,374)	(46,010)	(119,342)
Income before income taxes attributable to DaVita Inc.	$125,238	$283,120	$243,374	$670,022

Income tax expense	$52,047	$83,868	$90,546	$206,652
Less: Income tax attributable to noncontrolling interests	(180)	(351)	(42)	(619)
Income tax expense attributable to DaVita Inc.	$51,867	$83,517	$90,504	$206,033

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	41.4%	29.5%	37.2%	30.8%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017
Income from continuing operations before income taxes	$167,118	$320,494	$289,384	$789,364
Goodwill impairment charges	—	3,106	—	3,106
Equity investment loss related to APAC JV goodwill impairments	5,995	—	6,293	5,995
Impairment of other assets	6,093	11,245	—	17,338
Restructuring charges	11,366	—	1,700	11,366
Equity investment loss related to restructuring charges	—	—	1,000	—
Loss (gain) on changes in ownership interests, net	1,506	(33,957)	—	(32,451)
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,880)	(37,374)	(46,010)	(119,342)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	—	—	—	—
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$150,198	$263,514	$252,367	$675,376
Income tax expense	$52,047	$83,868	$90,546	$206,652
Add income tax related to:
Goodwill impairment charges	—	598	—	598
Equity investment loss related to APAC JV goodwill impairment	308	—	—	308
Impairment of other assets	1,568	2,895	—	4,463
Restructuring charges	2,926	—	76	2,926
Loss (gain) on changes in ownership interests, net	388	(6,145)	—	(5,757)
Less income tax related to:
Noncontrolling interests	(180)	(351)	(42)	(619)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$57,057	$80,865	$90,580	$208,571
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	38.0%	30.7%	35.9%	30.9%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 5:    Free cash flow from continuing operations

	Three months ended			Nine months ended September 30, 2018
	September 30, 2018	June 30, 2018	September 30, 2017
Cash provided by continuing operating activities	$361,786	$605,601	$355,334	$1,173,678
Less: Distributions to noncontrolling interests	(45,667)	(48,539)	(49,388)	(139,673)
Cash provided by continuing operating activities attributable to DaVita Inc.	316,119	557,062	305,946	1,034,005
Less: Expenditures for routine maintenance and information technology	(90,154)	(86,871)	(85,389)	(276,293)
Free cash flow from continuing operations	$225,965	$470,191	$220,557	$757,712

	Rolling 12-Month Period
	September 30, 2018	June 30, 2018	September 30, 2017
Cash provided by continuing operating activities	$1,460,394	$1,453,942	$1,701,103
Less: Distributions to noncontrolling interests	(185,102)	(188,823)	(212,792)
Cash provided by continuing operating activities attributable to DaVita Inc.	1,275,292	1,265,119	1,488,311
Less: Expenditures for routine maintenance and information technology	(367,648)	(362,883)	(306,284)
Free cash flow from continuing operations	$907,644	$902,236	$1,182,027
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.